Exhibit 10.6

ASSIGNMENT AND AGREEMENT REGARDING DISASSEMBLY CONTRACT

THIS ASSIGNMENT AND AGREEMENT is made and executed to be effective as of January 18, 2019 by and among Jet Yard, LLC, an Arizona limited liability company ("Contractor"), AIRCO 1, LLC, a Delaware limited liability company ("Borrower") and Minnesota Bank & Trust, a Minnesota state banking corporation, in its capacity as collateral agent (in such capacity the “Collateral Agent”) for the benefit of itself and for the ratable benefit of the “Lenders” as hereinafter defined.

WITNESSETH:

WHEREAS, PARK STATE BANK, a Minnesota state banking corporation (“PSB”), MINNESOTA BANK & TRUST, a Minnesota state banking corporation (“MBT”; and together with PSB and their respective successors and assigns being sometimes collectively referred herein as the “Lenders” and individually as a “Lender”) and Borrower have entered into a Loan Agreement dated as the date hereof (as amended, modified, replaced or restated from time to time, the "Loan Agreement"; capitalized terms not otherwise defined herein being used herein as therein defined) pursuant to which Lenders have severally agreed to make a term loan (the “Loan”) to Borrower in the aggregate amount of up to TWO MILLION FIVE HUNDRED THOUSAND AND NO/100THS DOLLARS ($2,500,000) to finance the acquisition of a used Boeing 737-700 airframe bearing manufacturer serial number 30741 to be disassembled and sold as parts by the Borrower (the “Airframe”); and

WHEREAS, in accordance with the Loan Agreement, Borrower delivered to PSB a Term Note in the amount of $2,100,000 and to MBT a Term Note in the amount of $400,000 (collectively, the "Notes"), which are secured by, among other instruments, a Security Agreement dated of even date hereof (the "Security Agreement"), pursuant to which Borrower has granted a security interest in all of its now owned and hereafter acquired personal property to the Collateral Agent, for the benefit of itself and for the ratable benefit of the Lenders; and

WHEREAS, Contractor and Borrower entered into that certain Disassembly Contract, dated on or about January 18, 2019 (the "Disassembly Contract"), pursuant to which Contractor agreed to disassemble the Airframes and prepare the constituent Airframe parts (the “Parts”) for sale on behalf of the Borrower.

WHEREAS, a true, correct and complete copy of the Disassembly Contract is attached hereto as Exhibits A; and

WHEREAS, Lenders will not advance funds pursuant to the Loan Agreement unless this Assignment and Agreement is executed; and

WHEREAS, Contractor and Borrower each desire to execute this Assignment and Agreement, in accordance with the terms and provisions hereof, in order to induce Lenders to advance funds pursuant to the Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises contained herein, and for the additional consideration of Ten and No/100ths Dollars ($10.00), the receipt and sufficiency of which are hereby acknowledged by Contractor and Borrower, the parties hereto hereby agree as follows:

1.      Borrower hereby assigns its rights and interests in, under and pursuant to the Disassembly Contract to Collateral Agent as security for Borrower's obligations to Lenders and the Collateral Agent pursuant to the Loan Agreement, the Note and the Security Agreement.

2.      If an Event of Default does occur under the Loan Agreement and is continuing, then Collateral Agent may, at its option, by written notice to Contractor, take over Borrower's position as “Customer” under the Disassembly Contract. In such event, Collateral Agent shall have all of the rights of Borrower under the Disassembly Contract, and Contractor shall continue to perform under the terms of the Disassembly Contract on behalf of Collateral Agent, and shall complete the disassembly and other work as provided in the Disassembly Contract, as if Collateral Agent were originally a party thereto as Customer.

3.      Collateral Agent's taking over of Borrower's position as Customer under the Disassembly Contract shall be preceded by at least three (3) Business Days' (as that term is defined in the Loan Agreement) prior written notice to Contractor. Notwithstanding anything in the Disassembly Contract to the contrary, in no event shall Collateral Agent have any obligation to perform any of Borrower's obligations under the Disassembly Contract unless and until Collateral Agent delivers such notice to Contractor.

4.      Borrower and Contractor shall not cause the Disassembly Contract to be modified or amended, and Borrower shall not waive any of its rights under the Disassembly Contract without, in either case, the prior written consent of Collateral Agent. Contractor shall not terminate, or accept termination of, the Disassembly Contract without giving at least thirty (30) days' prior written notice to Collateral Agent. Collateral Agent, upon receipt of such notice, shall have the right, but not the obligation, at its option, to cure the grounds asserted by Contractor for termination of the Disassembly Contract. The Disassembly Contract shall not be terminated by Contractor while Collateral Agent is promptly, diligently and actively prosecuting such a cure, provided that Contractor shall not be obligated to continue to perform work under the Disassembly Contract during the cure period unless Collateral Agent has agreed to pay for such performance. Borrower shall not terminate, or accept termination of, the Disassembly Contract without Collateral Agent's prior written consent.

5.      In the event Collateral Agent does take over Borrower's position as Customer under the Disassembly Contract, all payments to be made thereunder shall be subject to all of the requirements and prerequisites to advances and disbursements, if any, set forth in the Loan Agreement of even date therewith referred to therein.

6.      In addition, Borrower hereby grants to Collateral Agent a security interest in Borrower's right, title and interests in, to and under the Disassembly Contract, if and to the extent that a security interest may be granted therein under the Minnesota Uniform Commercial Code, and Borrower acknowledges that Collateral Agent shall have all of the rights and remedies with respect thereto provided for by the Minnesota Uniform Commercial Code, in addition to the other rights and remedies herein granted to Collateral Agent, in the event of the occurrence of an event of default under the Loan Agreement.

7.      In consideration of the Lenders’ making the Loan to Borrower, Contractor hereby grants to Collateral Agent a security interest, for the benefit of itself and for the ratable benefit of the Lenders, in Contractor's right, title and interests in, to and under any and all subcontracts, purchase orders and other agreements now or hereafter executed by Contractor and related to the Parts, and Contractor acknowledges that Collateral Agent shall have all of the rights and remedies with respect thereto provided for by the Minnesota Uniform Commercial Code, in addition to the other rights and remedies herein granted to Collateral Agent, in the event of the occurrence of an event of default under the Loan Agreement.

8.      Subject to the provisions hereof, this Assignment and Agreement shall be binding upon Borrower, Contractor and their successors and assigns, and shall inure to the benefit of Collateral Agent, its successors and assigns. Collateral Agent may assign its rights under this Assignment and Agreement, without the consent of Contractor or Borrower, but neither Contractor nor Borrower may assign its obligations under the Disassembly Contract or under this Assignment and Agreement without the prior written consent of Collateral Agent.

9.      Any notice required or permitted to be given by any party hereto to any other party thereto under the terms of this Assignment and Agreement shall be deemed to have been given on the date the same is deposited in the United States mail, registered or certified, return receipt requested, postage prepaid, addressed to the party to which the notice is to be given at the following address for it:

If to Contractor:	Jet Yard, LLC
1800 East Cliff Road, Suite 9
Burnsville, MN 55337
Attention: David Bixler

If to Borrower:	AirCo 1, LLC
5930 Balsom Ridge Road
Denver, North Carolina 28037
Attention: Candice Otey

If to Collateral Agent:	Minnesota Bank & Trust
9800 Bren Road East, Suite 200
Minnetonka, MN 554343
Attention: Eric P. Gundersen, SVP

or to such other address as any such party may specify for itself in a written notice given by such party to the other parties hereto not less than ten (10) days prior to the effective date of said address change.

10.      This Assignment and Agreement may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument. Delivery of a counterpart hereof, or a signature page hereto, by facsimile or in a .pdf or similar file shall be effective as delivery of a manually executed original counterpart thereof.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

JET YARD, LLC, an Arizona limited liability company

By:

Name:

Its:
Contractor

MINNESOTA BANK & TRUST, a Minnesota state banking corporation

By:
Its	Senior Vice President

Collateral Agent

AirCo 1, LLC, a Delaware limited liability company

By:
Name:	Chuck Kingsley
Its:	Vice President

Borrower

[Signature Page to Assignment and Agreement]

EXHIBIT A

DISASSEMBLY CONTRACT

[see attached]